Exhibit 10.1

FIRST AMENDMENT

TO

AMENDED AND RESTATED FIELD SERVICE AGREEMENT

Introduction

This First Amendment to Amended and Restated Field Service Agreement, dated as of September 30, 2008, effective as of September 24, 2008 (this “Amendment”), is by and between SPAR Marketing Services, Inc., a Nevada corporation (“SMS”), and SPAR Marketing Force, Inc., a Nevada corporation (the “Company”). SMS and the Company may be referred to individually as a “Party” and collectively as the “Parties”.

Recitals

SMS and the Company are parties to a Amended and Restated Field Service Agreement dated as of January 1, 2004 (the “Existing Field Agreement”, and as amended by this Amendment, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the “Field Agreement”), pursuant to which the Company engaged SMS to perform Merchandising Services from time to time on a cost plus 4.00% basis. Capitalized terms used and not otherwise defined or amended in this Amendment shall have the meanings respectively assigned to them in the Existing Field Agreement.

In order to (among other things) facilitate operation of their respective businesses, the Company has requested that SMS, and SMS has agreed that it will, partially reduce its 4.00% spread over cost, all upon the terms and provisions and subject to the conditions hereinafter set forth.

Agreement

In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration (the receipt and adequacy of which are hereby acknowledged by SMS), the parties hereto hereby agree as follows:

 Section 1.      Amendment to Existing Field Agreement. The Existing Field Agreement is hereby amended as follows, effective as of the date first written above:

(a)	The definitions of “Agreement” is hereby amended and restated as follow:

“Agreement” shall mean this Amended and Restated Field Service Agreement, together with all schedules and exhibits hereto, as amended by the First Amendment to Amended and Restated Field Service Agreement, dated as of September 30, 2008, effective as of September 24, 2008, and as the same may be supplemented, modified, amended or restated from time to time in the manner provided herein.

(b)          SMS hereby agrees with the Company that the 4.00% of Service Costs due to it under Section 3(b) of the Existing Field Agreement (the “Plus Compensation”) (i) has been partially reduced by agreement in the amount of $100,000 at June 30, 2008, which is hereby confirmed, and (ii) will be partially reduced by $400,000 at September 30, 2008.

(c)          In consideration of the reductions in the Plus Compensation confirmed and made hereunder, the Company hereby agrees that it will pay to SMS a termination fee of $300,000 (in addition to paying all Service Compensation and other amounts then due under the Field Agreement) in the event the Company terminates or elects to not renew the Field Agreement prior to December 31, 2010.

 Section 2.      Counterparts. This Amendment may be signed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto and any of which may be sent by telecopy, pdf file or other electronic means, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.

 Section 3.      Governing Law, Etc. This Amendment (i) is an agreement among the parties hereto, and (ii) shall be governed by and construed in accordance with the applicable provisions of Sections 6 through 17 (as well as any applicable definitions or interpretive provisions appearing elsewhere) of the Field Agreement, which provisions are hereby incorporated herein by reference, as if this Amendment were the “Agreement” referred to in those incorporated provisions.

 Section 4.      Agreement to Continue as Amended. The Existing Field Agreement, as supplemented, modified and amended by this Amendment, shall remain and continue in full force and effect after the date hereof.

 Section 5.      Entire Agreement. This Amendment and the Existing Field Agreement as amended hereby contain the entire agreement of the Parties and supersede and completely replace all prior and other communications, discussions and other representations, warranties, promises, assurances, agreements and understandings (oral, implied or otherwise) between the Parties, with respect to the matters contained herein and therein.

In Witness Whereof, the parties hereto have executed and delivered this Amendment as of the date first written above.

SPAR Marketing Services, Inc.,		SPAR Marketing Force, Inc.,
a Nevada corporation		a Nevada corporation

By:	/s/ Robert G. Brown	By:	/s/ James R. Segreto
	Robert G. Brown		James R. Segreto
	Chairman, Chief Executive Officer and President		Chief Financial Officer